FORM OF

                          NEUBERGER BERMAN INCOME FUNDS
                                 INVESTOR CLASS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

      The Series currently subject to this Agreement are as follows:

      Municipal Money Fund
      Neuberger Berman Cash Reserves
      Neuberger Berman Government Money Fund
      Neuberger Berman High Income Bond Fund
      Neuberger Berman Limited Maturity Bond Fund
      Neuberger Berman Municipal Securities Trust
      New York Municipal Money Fund



Date: